Exhibit 10.1
AMENDMENT NUMBER TWO
to the Amended and Restated Credit and Security Agreement
Dated as of October 11, 2024
This AMENDMENT NUMBER TWO to the Amended and Restated Credit and Security Agreement (as defined below) (this “Amendment”) is made effective as of the 11th day of October, 2024, by and among LOANDEPOT.COM, LLC, as borrower (“Borrower”), FLAGSTAR BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, “Administrative Agent”), and as a lender and the other Lenders party thereto (collectively, “Lender”).
WHEREAS, Borrower, Lender and Administrative Agent entered into that certain Amended and Restated Credit and Security Agreement, dated as of June 30, 2023, by and among Borrower, Lender and Administrative Agent (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, Borrower, Lender and Administrative Agent have agreed to amend the Credit Agreement as set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1. Amendment. Effective as of the date hereof (the “Amendment Effective Date”), the Credit Agreement is hereby amended by deleting “December 20, 2024” from the definition of “Termination Date” in Section 1.1 of the Agreement, and inserting in its place “February 18, 2025”.
SECTION 2. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement, including by way of reference to any other documents or agreements.

SECTION 3. Limited Effect. Except as amended hereby, the Credit Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Credit Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
SECTION 4. Representations. In order to induce Lender to execute and deliver this Amendment, Borrower hereby represents to Lender that:
(a) as of the date hereof, except as otherwise expressly waived by Lender in writing, Borrower is in full compliance with all of the terms and conditions of the Credit Agreement and the other Loan Documents, including without limitation, all of the representations and warranties and all of the affirmative and negative covenants,
(b) no Default or Event of Default has occurred and is continuing under the Credit Agreement, and

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(c) this Amendment constitutes a valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.
SECTION 6. Fees and Expenses. The Borrower hereby agrees to pay the reasonable legal fees and expenses of Lender and Administrative Agent incurred in connection with this Amendment in accordance with Section 11.1 of the Credit Agreement.
SECTION 7. Governing Law. This Amendment and any claim, controversy or dispute arising under or related to or in connection with this Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern; provided that the Administrative Agent shall retain all rights under federal law.
SECTION 8. Counterparts. This Amendment may be executed in one or more counterparts (which may be delivered electronically) and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
SECTION 9. Conditions to Effectiveness. This Amendment shall become effective upon i) receipt by the Administrative Agent of counterparts of this Amendment and ii) upon Freddie Mac’s confirmation of consent to this Amendment.
SECTION 10. Borrower Affirmations; Full Force and Effect. Borrower (a) affirms all of its obligations under the Loan Documents, (b) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Borrower’s obligations under the Loan Documents, (c) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and continue in full force and effect and (d) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair, reduce, release, discharge or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents. Except as specifically amended by this Amendment, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

FLAGSTAR BANK, N.A., as a Lender and as Administrative Agent

By:    /s/ Lee M. Smith
Name:    Lee M. Smith
Title: Senior Executive Vice President and President of Mortgage

WESTERN ALLIANCE BANK,
as a Lender

By:    /s/ Joshua Ormiston
Name:    Joshua Ormiston
Title: Senior Vice President

BANK OF HOPE,
as a Lender

By:    /s/ Charles Reed
Name:    Charles Reed
Title: Assistant Vice President

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:    /s/ David Falkoff
Name:    David Falkoff
Title: Director
[Signatures Continue on Following Page]

[AMENDMENT NUMBER TWO TO
AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT]

LOANDEPOT.COM, LLC,
as Borrower

By:/s/ David Hayes
Name:    David Hayes
Title:    CFO

[AMENDMENT NUMBER TWO TO
AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT]